Exhibit 24(b)(9)

VOYA LETTERHEAD

U.S. LEGAL/PRODUCT FILING UNIT

ONE ORANGE WAY, C2N

WINDSOR, CT 06094-4774

J. NEIL MCMURDIE

SENIOR COUNSEL

PHONE:  (860) 580-2824  |  EMAIL:  NEIL.MCMURDIE@VOYA.COM

April 14, 2016

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Attention: Filing Desk

Re:

Voya Retirement Insurance and Annuity Company and its Variable Annuity Account B

Post-Effective Amendment No. 49 to Registration Statement on Form N-4

Prospectus Title:  Group Variable Annuity Contracts for Employer-Sponsored Deferred Compensation Plans

File Nos.:  033-75996* and 811-02512

Ladies and Gentlemen:

The undersigned serves as counsel to Voya Retirement Insurance and Annuity Company, a Connecticut life insurance company (the “Company”). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the “Securities”) under the Securities Act of 1933 (the “Securities Act”) as provided in Rule 24f-2 under the Investment Company Act of 1940 (the “Investment Company Act”).

In connection with this opinion, I have reviewed the N-4 Registration, as amended to the date hereof, and this Post-Effective Amendment No. 49. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purpose of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

*

Pursuant to Rule 429(a) under the Securities Act of 1933, Registrant has included a combined prospectus under this Registration Statement which includes all the information which would currently be required in a prospectus relating to the securities covered by Registration Statement Nos. 002-52448 and 033-88722 and the individual deferred compensation contracts covered by Registration Statement No. 033-76000.

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U.S. Securities and Exchange Commission

Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ J. Neil McMurdie

J. Neil McMurdie

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